Exhibit 21

                 JAMES RIVER CORPORATION of Virginia
                         SUBSIDIARIES (a)(b)
                       as of December 29, 1996

      James  River  Corporation of Virginia, a corporation  organized
under   the  laws  of  Virginia,  has  the  following  majority-owned subsidiaries:

                                                  Organized Under
   Name                                             the Laws of

Brusara Participacoes, Ltda.                      Brazil

Cartellas S.A.                                    Greece

Celtona B.V.                                      Netherlands

Crown Zellerbach AG Zug                           Switzerland

Crown Zellerbach International, Inc.              Delaware

Diamond Occidental Forest Inc.                    Delaware

Garant SarL                                       France

ILC Inc.                                          Virginia

James River Canada Inc.                           Canada

James River Fiber Company                         Virginia

James River International Holdings, Ltd.          Virginia

James River Maine, Inc.                           Maine

James River-Marathon, Ltd.                        Ontario

James River Paper Company, Inc.                   Virginia

James River-Pennington, Inc.                      Alabama

James River Timber Corporation                    Alabama


                                 E-5
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                       Exhibit 21 (continued)

                                                  Organized Under
               Name                                 the Laws of

James River Tredegar, Inc.                        Virginia

Jamont N.V.                                       Netherlands

Jamont Services S.N.C.                            Belgium

Jamont Ireland Ltd.                               Ireland

Jamont Tisu S.A.                                  Spain

Jamont UK Limited                                 United Kingdom

Jarapar Participacoes, Ltda.                      Brazil

JRF Immobiliere S.A.                              Belgium

Kaysersberg, S.A.                                 France

Meridian & Bigbee Railroad Company                Mississippi

MidSouth Lumber Company                           Virginia

Nokian Paperi Oy                                  Finland

St. Francis Insurance Company Ltd.                Bermuda

Sodipan S.A.                                      France

Unikay S.r.L.                                     Italy


(a) Certain subsidiaries which, if considered in the aggregate, would not constitute a significant subsidiary are not listed.

(b) Unconsolidated affiliates for which the Company owns, directly or indirectly, 50% or less of the outstanding voting stock and which are not controlled by the Company have been excluded from this listing.